UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 of 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2016

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 11, 2016, American Realty Capital Hospitality Trust, Inc. (the “Company”) completed the acquisition of six hotels (the “Third Summit Portfolio”) from affiliates of Summit Hotel OP, LP, the operating partnership of Summit Hotel Properties, Inc. (collectively, “Summit”), for an aggregate purchase price of $108.3 million. The acquisition represented the third of three scheduled closings under two separate agreements entered into with Summit on June 2, 2015 (as amended from time to time thereafter, the “First Summit Agreement” and the “Second Summit Agreement” and, collectively, the “Summit Agreements”). Pursuant to the Summit Agreements, the Company agreed to acquire from Summit a portfolio of 26 hotels containing an aggregate of 2,793 guestrooms (the “Summit Portfolio”), for an aggregate cash purchase price of approximately $347.4 million, subject to closing prorations and other adjustments. The Company completed the closing of the acquisition of the first ten hotels in the Summit Portfolio (the “First Summit Portfolio”) on October 15, 2015, for an aggregate purchase price of $150.1 million.

Also on February 11, 2016, the Company and Summit agreed to reinstate the Second Summit Agreement, pursuant to which the Company had been scheduled to acquire from Summit ten hotels included in the Summit Portfolio (the “Second Summit Portfolio”), for an aggregate purchase price of $89.1 million. The Company and Summit had previously agreed to terminate the Second Summit Agreement on December 29, 2015, as a result of which the Company forfeited a $9.1 million nonrefundable earnest money deposit.

In connection with the closing of the acquisition of the Third Summit Portfolio and the reinstatement of the Second Summit Agreement, the Company entered into the material definitive agreements described below.

Other than as described above and elsewhere in this Current Report on Form 8-K, there are no other material relationships between the Company, on the one hand, and Summit, on the other hand.

Summit Loan

On February 11, 2016, Summit loaned the Company $27.5 million (the “Summit Loan”) pursuant to a Loan Agreement (the “Seller Loan Agreement”). Proceeds from the Summit Loan totaling $20.0 million were used to pay a portion of the purchase price of the Third Summit Portfolio and proceeds from the Summit Loan totaling $7.5 million were used as a new purchase price deposit on the Second Summit Portfolio.

The Summit Loan initially bears interest at a rate of 13.0% per annum, of which 9.0% is paid in cash monthly and an additional 4% (the “Added Rate”) will accrue and be compounded monthly and added to the outstanding principal balance at maturity unless otherwise paid in cash by the Company. The Summit Loan has an initial maturity date of February 11, 2017, and the Seller Loan Agreement provides for two one-year extensions at the Company’s option, subject to the payment in cash of the interest accrued at the Added Rate. Upon each extension, the Added Rate will be increased by 1%. The Company must pay principal in the amount of $1.0 million on the last day of May, June, July, August and September 2016. The Company’s obligation to make this $5.0 million in principal amortization payments is secured by a collateral interest in certain cash flows, to the extent received by the Company, related to certain other hotel assets owned by the Company. The Company may pre-pay the Summit Loan in whole or in part without penalty at any time.

The Company also made certain other agreements with respect to future sales and purchases of hotels during the pendency of the Summit Loan.

The description of the Seller Loan Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Seller Loan Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Reinstatement Agreement

On February 11, 2016, the Company, through a wholly owned subsidiary of the OP, entered into a letter agreement (the “Reinstatement Agreement”) with Summit to reinstate, with certain specified changes, the Second Summit Agreement.

The Second Summit Agreement provides the Company with the right to acquire the Second Summit Portfolio for an $89.1 million aggregate cash purchase price at closing, which amount was not adjusted pursuant to the Reinstatement Agreement.

Pursuant to the Reinstatement Agreement, the closing is scheduled to occur by the end of 2016 and $7.5 million (the “New Deposit”) borrowed by the Company from Summit pursuant to the Seller Loan Agreement was used as a new earnest money deposit under the Second Summit Agreement.

Under the Reinstatement Agreement, Summit has the right to market and ultimately sell any or all of the hotels in the Second Summit Portfolio to a bona fide third party purchaser without the consent of the Company at any time prior to the Company completing its acquisition of the Second Summit Portfolio. If any hotel is sold in this manner, the Second Summit Agreement will terminate with respect to such hotel and the purchase price will be reduced by the amount allocated to such hotel. If all (but not less than all) of the hotels in the Second Summit Portfolio are sold in this manner, or if the Second Summit Agreement is terminated with respect to all (but not less than all) of the hotels in the Second Summit Portfolio under certain other circumstances (including if there are title issues or material casualties or condemnations involving a particular hotel), then the New Deposit will be automatically applied towards any then outstanding principal balance of the Summit Loan, and any remaining balance of the New Deposit will be remitted to the Company.

The following table lists information about the hotels in the Second Summit Portfolio.

Hotel	Location	Number of Rooms

Residence Inn	Jackson, MS	100
Holiday Inn Express	Vernon Hills, IL	119
Courtyard by Marriott	Germantown, TN	93
Courtyard by Marriott	Jackson, MS	117
Fairfield Inn & Suites	Germantown, TN	80
Residence Inn	Germantown, TN	78
Aloft	Jacksonville, FL	136
Staybridge Suites	Ridgeland, MS	92
Homewood Suites	Ridgeland, MS	91
Courtyard by Marriott	El Paso, TX	90

The description of the Reinstatement Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Reinstatement Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

DB Loan Amendment

On February 11, 2016, the Company and the OP, as guarantors, and certain wholly owned subsidiaries of the OP, as borrowers, entered into an Amendment (the “Amendment”) with Deutsche Bank AG New York Branch, as administrative agent, to the Amended and Restated Term Loan Agreement, dated as of October 15, 2015 (the “DB Loan Agreement”) with Deutsche Bank AG New York Branch, as administrative agent, Deutsche Bank Securities Inc. and BMO Capital Markets, as joint lead arrangers and joint book-running managers, and Bank of Montreal, as syndication agent.

Pursuant to the Amendment, the lenders’ total commitment to fund advances was reduced from $450.0 million to $293.4 million and other changes were made to the extent required to reflect a reduction in the assets permitted to be acquired with advances under the DB Loan Agreement.

As of February 11, 2016, following an advance used to fund closing consideration in connection with the acquisition of the Third Summit Portfolio, $235.5 million was outstanding under the DB Loan Agreement.

Deutsche Bank AG New York Branch and certain of its affiliates have made other mortgage loans to the Company, but there are no other material relationships between the lenders, on the one hand, and the Company, on the other hand.

The description of the Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Amendment, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 11, 2016, the Company completed the acquisition of the Third Summit Portfolio pursuant to the First Summit Agreement for an aggregate purchase price of $108.3 million, which (together with certain closing costs) was funded with (i) $70.4 million from an advance, secured by a mortgage on the hotels acquired, under the DB Loan Agreement, (ii) $20.0 million in proceeds from the Summit Loan and (iii) $18.5 million previously paid by the Company as an earnest money deposit.

The following table lists information about the Third Summit Portfolio.

Hotel	Location	Number of Rooms

Fairfield Inn & Suites	Spokane, WA	84
Fairfield Inn & Suites	Denver, CO	160
SpringHill Suites	Denver, CO	124
Hampton Inn	Ft. Collins, CO	75
Fairfield Inn & Suites	Bellevue, WA	144
Hilton Garden Inn	Ft. Collins, CO	120

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K under the captions “Summit Loan” and “DB Loan Amendment” is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 16, 2016, the Company issued a press release. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required with respect to the First Summit Portfolio and the Third Summit Portfolio will be filed no later than 71 days after the date this Current Report on Form 8-K is due to be filed.

(b) Pro forma financial information.

The pro forma information required with respect to the First Summit Portfolio and the Third Summit Portfolio will be filed no later than 71 days after the date this Current Report on Form 8-K is due to be filed.

(d) Exhibits.

Exhibit No.	Description

10.1	Loan Agreement dated as of February 11, 2016, between American Realty Capital Hospitality Trust, as Borrower and Summit Hotel OP, LP, as Lender.

10.2	Letter Agreement, dated February 11, 2016, by and among Summit Hotel OP, LP and certain related sellers and American Realty Capital Hospitality Portfolio SMT ALT, LLC

10.3	Amendment No. 1 dated as of February 11, 2016, to the Amended and Restated Term Loan Agreement dated as of October 15, 2015, by and among American Realty Capital Hospitality Trust, Inc. and American Realty Capital Hospitality Operating Partnership, L.P., as guarantors, and certain wholly owned subsidiaries of American Realty Capital Hospitality Operating Partnership, L.P., as borrowers, Deutsche Bank AG New York Branch, as administrative agent, Deutsche Bank Securities Inc. and BMO Capital Markets, as joint lead arrangers and joint book-running managers and Bank of Montreal, as syndication agent

99.1	Press Release dated February 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

Date: February 16, 2016	By:	/s/ Jonathan P. Mehlman
	Name:	Jonathan P. Mehlman
	Title:	Chief Executive Officer and President